UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2017

RARE ELEMENT RESOURCES LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34852	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 271049 Littleton, Colorado	80122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(720) 278-2460

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1

Item 1.01

Entry into a Material Definitive Agreement.

On October 2, 2017, Rare Element Resources Ltd. (the “Company”) and Synchron, a California corporation (“Synchron”) and a sister company of General Atomics Uranium Resources, LLC, a Delaware limited liability company (“General Atomics”), each of which is a direct, wholly owned subsidiary of General Atomic Technologies Corporation, a Wyoming corporation, executed an investment agreement (the “Investment Agreement”) and an intellectual property rights agreement (the “IP Rights Agreement”) contemplated by the previously announced term sheet, dated as of August 18, 2017, by and between the Company and General Atomics (the “Term Sheet”).

Pursuant to the terms and conditions of the Investment Agreement, (a) the Company issued to Synchron (i) 26,650,000 common shares of the Company (the “Acquired Shares”), which constitute approximately 33.5% of the common shares issued and outstanding; and (ii) an option (the “Option”) to purchase such number of common shares that constitute 15.496667690889% of the fully diluted common shares of the Company and (b) in consideration thereof, Synchron paid $4,752,000 in cash ($500,000 of which had been paid upon execution of the Term Sheet).  The Option will be exercisable until the October 2, 2021, and the total exercise price of the Option will be $5,040,000 in cash.  The transfer, sale or exchange of common shares of the Company pursuant to the Investment Agreement and the Option is exempt from registration as a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, among other exemptions.

The Company has made customary representations and warranties in the Investment Agreement for a transaction of this nature.  The representations and warranties of the parties do not survive the closing of the transactions contemplated by the Investment Agreement.  The assertions embodied in the representations and warranties were made solely for purposes of the Investment Agreement between the Company and Synchron and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiated terms.  Moreover, some of those representations and warranties were made as of a specific date, are subject to a contractual standard of materiality different from those generally applicable to shareholders and that have been used for the purpose of allocating risk between the Company and Synchron rather than establishing matters as facts.  The Company’s shareholders are not third-party beneficiaries under the Investment Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Synchron or any of their respective subsidiaries or affiliates.

Pursuant to and subject to the terms and conditions of the Investment Agreement, Synchron has the right to designate members to the Company’s board of directors, as described below in Item 5.02 of this report.

Pursuant to and subject to the terms and conditions of the Investment Agreement, absent a waiver approved by the Company’s board of directors with the concurrence of a majority of Synchron’s director designees, the Company may not take the following major actions without the approval of the holders of a majority of the common shares then outstanding: (i) authorizing the issuance of additional shares of capital stock of the Company; (ii) incurring indebtedness in excess of $1,000,000; (iii) entering into any transaction or series of related transactions involving the acquisition of any assets or equity interests or the disposition of the Company’s assets, in each case involving consideration in excess of $1,000,000; or (iv) authorizing any dividend or distribution.  In addition, pursuant to and subject to the terms and conditions of the Investment Agreement, Synchron has (A) the right to purchase its pro rata share of any common shares that are issued by the Company in connection with any financing, (B) certain customary piggyback registration rights for the common shares of the Company held by Synchron and (C) certain information and indemnification rights.

Pursuant to the IP Rights Agreement, Synchron was granted certain rights to the Company’s intellectual property relating to rare earth processing and separation.  Pursuant to and subject to the terms and conditions of the IP Rights Agreement, Synchron was granted a perpetual non-exclusive license in the Company’s intellectual property which, upon exercise of the Option, will become exclusive to Synchron and its affiliates, subject to all rights in the intellectual property retained by the Company.  In addition, pursuant to and subject to the terms and conditions of the IP Rights Agreement, Synchron (i) will receive a royalty-free exclusive right to the Company’s intellectual property if the Option is exercised in full but (ii) will be required to pay a commercially reasonable royalty to the Company for its intellectual property if Synchron does not exercised the Option prior to its expiration.

Item 2.01

Completion of Acquisition of Disposition of Assets.

On October 2, 2017, the Company and Synchron closed the transactions contemplated by the Investment Agreement and the IP Rights Agreement.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 3.02

Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 5.02

Departure of Directors or Certain Ofﬁcers; Election of Directors; Appointment of Certain Ofﬁcers; Compensatory Arrangements of Certain Ofﬁcers.

Pursuant to and subject to the terms and conditions of the Investment Agreement, Synchron has the right to designate two directors for appointment or election to the Company’s board of directors, where the board is comprised of six or seven directors following such appointment.  If the Option is exercised in full and Synchron continues to own the Acquired Shares, then Synchron will have the right to designate one additional director for appointment or election to the Company’s board of directors.  Synchron has not yet designated any persons for appointment or election to the Company’s board of directors.

Item 8.01

Other Events.

On October 2, 2017, the Company issued a press release relating to the execution of the Investment Agreement and the IP Rights Agreement, and the closing of the transactions contemplated thereby.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

99.1	Press release, dated as of October 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 3, 2017

RARE ELEMENT RESOURCES LTD.

               /s/ Randall J. Scott

By:

Name:

Randall J. Scott

Title:

President and Chief Executive Officer